Oppenheimer Rochester Short Term Municipal Fund
NSAR Exhibit – Item 77Q

The Restated Investment Advisory Agreement dated as of October 1, 2015, filed as exhibit 28(d)(i) to Post-Effective Amendment No. 13 (filed on September 25, 2015) to the Registrant's Registration Statement, Accession Number 0000728889-15-001306, is hereby incorporated by reference in response to Item 77Q of the Registrant's Form N−SAR.